UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2005
FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-50307	13-3711155

(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551

(Address of principal executive offices)	(Zip Code)
(925) 290-4000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Consistent with disclosures in prior filings by FormFactor, Inc. (the “Company”), including its Current Report on Form 8-K filed May 25, 2005, on August 5, 2005, William H. Davidow, Ph.D., the Company’s Chairperson and a Class I member of the board of directors (the “Board”) stepped down from the Board and accepted an appointment to become Chairperson Emeritus of the Company. The Company accelerated approximately 5 months vesting, impacting a total of 10,417 shares, for certain of Dr. Davidow’s outstanding options to purchase the Company’s common stock. Dr. Davidow will continue to be subject to the same trading windows and restrictions as members of the Board.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2005	FORMFACTOR, INC.
	By:	/s/ STUART LOWELL MERKADEAU
Stuart Lowell Merkadeau
Senior Vice President, General Counsel and Secretary